Exhibit 99.(c)(2)

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Table of Contents

I	PROPOSED TRANSACTION	1
II	MARKET PERSPECTIVES	5
III	FINANCIAL DATA	11
IV	VALUATION	13
V	OTHER CONSIDERATIONS	23
APPENDIX		27

LAZARD

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amc
I PROPOSED TRANSACTION

Overview

CURRENT TRADING MULTIPLES FOR CALENDAR YEAR 2004E					
AMC ENTERTAINMENT		REGAL ENTERTAINMENT		CARMIKE	
Revenues:	0.86x	Revenues:	1.72x	Revenues:	1.41x
EBITDAR:	7.2x	EBITDAR:	8.0x	EBITDAR:	7.5x
EBITDA:	6.1x	EBITDA:	8.0x	EBITDA:	7.2x

PURCHASE PRICE MULTIPLES					
LOEWS CINEPLEX		CINEMARK		MEDIAN OF PRECEDENT TRANSACTIONS	
Revenues:	1.58x	Revenues:	1.57x	Revenues:	1.57x
EBITDAR:	n.a.	EBITDAR:	7.6x	EBITDAR:	7.0x
EBITDA:	7.5x	EBITDA:	7.3x	EBITDA:	6.5x

3 | LAZARD

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amc

II MARKET PERSPECTIVES

Trading History: Last Two Years

$18
16
14
12
$10.75
10
8
6
4
22 Jul 02
$19.7m executive loan forgiveness disclosed
22 Oct 02
Onex buys 2.3m Class A shares (7.2%)
6 Feb 03
Moody's upgrades AMC debt ratings
13 Mar 03
AMC says poised for more acquisitions
25 Jul 03
Reports record revenues and adjusted EBITDA for 1Q of FY04
19 Nov 03
AMC confirms merger discussions with Loews
22 Jan 04
AMC and Loews terminate discussions
11 Mar 04
WSJ speculates AMC might be interested in a sale
15 Apr 04
AMC named likely bidder in Loews auction
17 May 04
Settlement reached regarding closed captioning lawsuit
28 Jun 04
Supreme Court declines to hear Regal's appeal of line of sight decision
$14.55
17 Jul 02
21 Sep 02
26 Nov 02
1 Feb 03
8 Apr 03
13 Jun 03
19 Aug 03
24 Oct 03
29 Dec 03
5 Mar 04
10 May 04
16 Jul 04

All Time High:	$34.50
All Time Low:	$1.00

Source: Factset

5 | LAZARD

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II MARKET PERSPECTIVES

Comparative Trading History: One Year

Index
200
180
160
140
120
100
80
60
+61%
+44%
+12%
+2%(a)
AMC Entertainment
Carmike Cinemas
Regal Entertainment
S&P 500
AMC Volume (000's)
800,000
600,000
400,000
200,000
0
17 Jul 03
19 Aug 03
21 Sep 03
24 Oct 03
26 Nov 03
29 Dec 03
1 Feb 04
5 Mar 04
7 Apr 04
10 May 04
12 Jun 04
16 Jul 04

6 | LAZARD

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amc
II MARKET PERSPECTIVES

Historical Trading Prices: Last Three Years

% Volume Traded
18.0%
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
2.13%
6.14%
13.47%
8.95%
16.15%
9.10%
5.48%
10.53%
16.16%
9.89%
2.01%
$6.00-$7.00
$7.00-$8.00
$8.00-$9.00
$9.00-$10.00
$10.00-$11.00
$11.00-$12.00
$12.00-$13.00
$13.00-$14.00
$14.00-$15.00
$15.00-$16.00
$16.00-$17.00
Price Range
Weighted Average
3 years $11.66
2 years 11.09
1 year 14.09
9 months 15.09
6 months 15.22

7 | LAZARD

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IV VALUATION

Leveraged Buyout Analysis

($ in millions)

Uses of Funds	$
Purchase of Equity	$1,666.5
AMC Debt	411.0
Fees and Expenses	65.0
Sponsor Transaction Fee	20.0
Total	$2,162.5

IRR to Investor at EBITDA Exit of	Exit Year 2008	2009	2010
6.0x	0.3%	8.9%	10.5%
7.0x	15.5%	14.5%	15.3%
7.5x	19.4%	17.3%	17.3%
8.0x	23.1%	19.9%	19.3%

Return to Investor exit in 2009

EBITDA Exit Multiple of	$16.00	$16.50	$16.75	$17.00	$17.50	$18.00	$18.50	$19.00	$19.50	$20.40	$20.50
6.0x	19.8%	17.7%	*16.8%*	*13.7%*	*13.9%*	*12.3%*	*10.7%*	*9.3%*	*8.0%*	*5.9%*	*5.6%*
6.5	23.0%	21.4%	*20.4%*	*19.4%*	*17.3%*	*15.8%*	*14.2%*	*12.8%*	*11.4%*	*9.2%*	*9.0%*
7.0	27.1%	24.8%	*23.9%*	*22.7%*	*20.8%*	*19.0%*	*17.4%*	*15.9%*	*14.3%*	*12.2%*	*12.0%*
7.5	30.2%	27.9%	*27.0%*	*25.7%*	*23.8%*	*22.0%*	*20.3%*	*18.7%*	*17.3%*	*14.9%*	*14.7%*
8.0	33.2%	30.7%	*29.8%*	*28.5%*	*26.7%*	*24.7%*	*23.0%*	*21.4%*	*19.9%*	*17.3%*	*17.2%*

21 | LAZARD

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CONFIDENTIAL	19 JULY 2004

INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS

[LOGO]

LAZARD

[LOGO]

Table of Contents

I	PROPOSED TRANSACTION

II	MARKET PERSPECTIVES

III	FINANCIAL DATA

IV	VALUATION

V	OTHER CONSIDERATIONS

APPENDIX

I               Proposed Transaction

Summary

Certain provisions of the proposed transaction are still under discussion. Any material changes from this summary will be disclosed to the Independent Committee of the Board of Directors of the Company prior to the meeting of the Board of Directors of the Company.

Price

•                  $19.50 cash per share for Common Stock and Class B Stock

•                  $2,727.27 per share of Series A Preferred

Type of Transaction

•                  Merger (Company will survive merger and become wholly-owned subsidiary of Marquee Holdings Inc.)

Structure of Transaction

•                  Immediately prior to closing, holders of Series A Preferred will receive one-time change of control payment in kind dividend in accordance with Section 2(a)(5) of Certificate of Designations

•                  Series A Preferred held by Apollo Management, L.P. and affiliates (“Apollo”) will be converted into Common Stock

•                  By virtue of their ownership interest in Marquee Holdings Inc., Apollo will own approximately 49.9% of the Company post-transaction (not taking into account potential equity participation by management)

•                  JPMorgan Partners (“JPMP”) will own approximately 50.1% of the Company post-transaction (not taking into account potential equity participation by management)

Financing

•                  Delivery of executed equity commitment letter and debt commitment letter

•                  Commercially reasonable efforts to complete transactions contemplated by commitment letters

Break-up Fee/Expenses

•                  $25 million break-up fee, which amount includes out-of-pocket expenses (equal to approximately 1.5% of total equity value assuming conversion of the Series A Preferred)

•                  Apollo does not participate

Fiduciary Out

•                  No solicitation, provided that under certain circumstances Company can participate in discussions or provide information in response to bona fide unsolicited written Acquisition Proposal (as defined)

•                  Company must notify buyer (including terms, conditions and identity) of Acquisition Proposal

•                  Company must notify buyer immediately upon determination by Independent Committee or Board that Acquisition Proposal constitutes Superior Proposal (as defined)

Principal Conditions

•                  Stockholder approval

•                  Waiting period under HSR Act expired or terminated

•                  Receipt of solvency opinion

•                  Debt financing obtained

Apollo Consent and Voting Agreement

•                  Apollo will vote Common Stock it holds in favor of merger

•                  Apollo will consent to transactions contemplated by merger agreement for purposes of Apollo’s approval rights

•                  Termination upon Company Subsequent Determination (as defined)

Durwood Trust Voting Agreement

•                  Trust will vote Class B Stock in favor of merger

•                  Termination upon Company Subsequent Determination

Management Arrangements

•                  “Change of control” provisions to be waived by Peter Brown and Phil Singleton

•                  Amount of equity to be invested by Peter Brown and/or Phil Singleton under discussion

•                  Equity participation plan

•                  Long term incentive plan

Sell Down

•                  Understanding that Apollo and JPMP intend to syndicate a portion of their equity commitments on a pro rata basis

Closing / Escrow

•                  Issuance of backstop notes ($625 million total) may be consummated prior to closing of proposed transaction and proceeds placed in escrow, together with interest sufficient to pay interest during escrow period

•                  Financing fees (revolving facility, senior bridge facility, backstop notes) of $26 million

JPMP Fee

•                  Sponsor fee of $20 million

•                  Apollo does not participate

Overview

CURRENT TRADING MULTIPLES FOR CALENDAR YEAR 2004E

AMC ENTERTAINMENT

Revenues:	0.86	x
EBITDAR:	7.2	x
EBITDA:	6.1	x

REGAL ENTERTAINMENT

Revenues:	1.72	x
EBITDAR:	8.0	x
EBITDA:	8.0	x

CARMIKE

Revenues:	1.41	x
EBITDAR:	7.5	x
EBITDA:	7.2	x

AMC PURCHASE PRICE MULTIPLES @ $19.50

LTM THROUGH 4/1/04 (a)

Revenues:	1.15	x
EBITDAR:	8.0	x
EBITDA:	8.1	x

PURCHASE PRICE MULTIPLES

LOEWS CINEPLEX

Revenues:	1.58	x
EBITDAR:	n.a.
EBITDA:	7.5	x

CINEMARK

Revenues:	1.57	x
EBITDAR:	7.6	x
EBITDA:	7.3	x

MEDIAN OF PRECEDENT TRANSACTIONS

Revenues:	1.57	x
EBITDAR:	7.0	x
EBITDA:	6.5	x

AMC PREMIUM AT $19.50

Closing Price July 16 ($14.55):	34.0%
One Week Prior ($14.56):	33.9%
Four Weeks Prior ($15.32):	27.3%

(a)  For the LTM through 7/1/04, the comparable revenue, EBITDAR, and EBITDA multiples would be 1.14x, 7.9x and 7.8x.

Due Diligence

•                  Lazard became familiar with the Company and its management beginning with Lazard’s first engagement by the Independent Committee in April 2003

•                  We have advised the Independent Committee on an ongoing basis since April 2003 (other than a period in 2003 during which the Independent Committee was not constituted) and have participated in discussions with the Company’s senior management and independent directors and have become familiar with the Company throughout the period beginning in April 2003 until now

•                  In connection with our consideration of the proposed transaction, we conducted a due diligence review of the Company

•                  We participated in discussions with the Company’s senior management and independent directors

•                  We reviewed and analyzed publicly available information

•                  We reviewed and analyzed confidential information provided to Lazard; in connection with the proposed transaction, we were provided with the following information

•                  Management provided projections dated May 11, 2004

•                  Management provided updated projections dated July 5, 2004

•                  Draft commitment letter (with rates) and estimated sources and uses for purposes of transaction assumptions

•                  We visited the Company’s headquarters in Kansas City

•                  Management prepared and provided all projections shown herein

II                                        Market Perspectives

Trading History:  Last Two Years

[CHART]

52-Week High:	$16.83
52-Week Low:	$9.70
Average Daily Volume:	122,306

Two-Year High:	$16.83
Two-Year Low:	$6.11
Average Daily Volume:	144,605

All Time High:	$34.50
All Time Low:	$1.00

Source:      Factset.

Comparative Trading History:  One Year

[CHART]

[CHART]

Source:      Factset.

(a)          Shareholders of Regal Entertainment received an extraordinary cash dividend of $5.00 per share during the one-year period.  Total return to shareholders was 30%.

Historical Trading Prices:  Last Three Years

•                  Over 111 million shares traded over the last three years

•                  Represents 4.0x the current float of 28.0 million shares(a)

[CHART]

Source:      Trading data as per Factset.

(a)          Calculated as shares outstanding less Common shares held by Apollo, Sandler, Onex, management and board members as per 9/18/03 Proxy Statement.

Selected Research Analyst Commentary

Quality of movie product / Ticket prices / Margin improvement

•                  “AEN trades at approximately 2 full EBITDA multiple points cheaper than RGC, in part due to its historic lower margins.  To the extent AEN is able to continue to show margin improvement, the valuation gap with RGC should narrow. … New price target of $18 vs. prior $17. … We view the major potential impediments to realization of our price target as prospects for disappointing box office results.”  -RBC Capital Markets, June 15, 2004 ($18 price target)

•                  “Given recent trends, we are more comfortable modeling margin enhancement, particularly on continued strong price increases, and we assume 40 basis points of EBITDA margin improvement to 14.2%.  We are also introducing a fiscal 2006 adjusted EBITDA estimate of $277 million, which assumes 100 basis points of attendance per screen growth and a 3.0% increase in ticket prices.”  -CSFB, June 28, 2004 ($18 price target)

•                  “Exhibitors such as AMC Entertainment are dependent upon the quality of movie product released by the studios to drive attendance and revenues.  A dearth of films or a streak of unpopular films can impair attendance.  Furthermore, exhibitors face difficult comparisons created by 2002’s strong box office.”  -Citigroup, June 10, 2004 ($16 price target)

Balance sheet / Cash / Capitalization

•                  “Tuck-ins remain a potential use of cash, but investors appear focused on potential return of capital through dividends and/or share repurchase.”  -CSFB, June 28, 2004 ($18 price target)

•                  “The eventual use of the company’s large and growing cash balance continues to be a major focus of investors.  Within the next 6-9 months, we expect to see a meaningful acquisition and/or initiation of a dividend.  … AMC could also potentially negotiate an exit strategy (conversion) for Apollo’s Series A convertible preferred position, although it is unclear how, when or under what terms any such negotiation would unfold.  Also, a conversion by Apollo of its 6.75% convertible preferred AEN stock, which we do not think is out of the question, would also improve (clean up) the company’s capital structure and result in positive EPS.”  -Bear Stearns, July 9, 2004 ($18 price target)

•                  “Since more than half of AMC’s fully diluted market capitalization is comprised of preferred shares (the vast majority of which are owned by the Apollo Group), we believe the possibility of the preferred shares being converted to common shares in April 2006 could potentially create an overhang on AEN shares.  With a float of just 15.4 million shares, any signal toward the potential for monetization could lead to volatility in AEN shares.  With respect to other large shareholders, Sandler Capital has more than a 10% fully diluted ownership stake in AEN.”  -Lehman Brothers, March, 1, 2004 ($17 price target)

Private market dynamics

•                  “At 5.4x next fiscal year’s EBITDA, we think AEN is significantly undervalued, particularly given recent private market transactions.  … [I]n our view, neither Cinemark’s nor Loews’ assets offer any clear competitive advantage relative to those of Regal or AMC.”  -Bear Stearns, July 9, 2004 ($18 price target)

•                  “Consolidation, though slow going over the past several months, remains a key point in our long-term thesis, and the recent Cinemark and Loews sales highlight that point.”  -Bear Stearns, July 12, 2004 ($18 price target)

•                  “Recent private market dynamics suggest the public markets underappreciate the cash generating capability of theatre assets following the industry shakeout at the beginning of the decade.  We believe financial buyers are attracted to favorable fundamental dynamics including demand growth stability and flat-to-declining net screen count driving upward pressure on attendance per screen growth for the first time in more than a decade.  With improving attendance per screen and moderate capital needs, large chains become cash cows with the ability to support significant debt to provide leveraged equity returns with a relatively low risk profile.”  -CSFB, June 28, 2004 ($18 price target)

III  Financial Data

Historical and Projected Financial Data

($ in millions)

	Fiscal Year Ended		LTM 7/1/04		Fiscal Year Ending						CAGR 2004A -2009E
	4/3/03	4/1/04			3/31/05		3/30/06	3/29/07	4/3/08	4/2/09
Revenues	$1,785	$1,783	$1,798		$1,840		$1,885	$1,970	$2,094	$2,135	3.7%
% Growth	33.4%	(0.1)%	n.a.		3.2%		2.5%	4.5%	6.3%	2.0%

Adj. EBITDAR(a)	$531	$567 (b)	$583	(b)(c)	$606	(c)	$625	$658	$704	$721	4.9%
% Margin	29.8%	31.8%	32.4%		33.0%		33.2%	33.4%	33.6%	33.8%

Adj. EBITDA(a)	$231	$253 (b)	$264	(b)(c)	$277	(c)	$288	$310	$346	$353	6.9%
% Margin	12.9%	14.2%	14.7%		15.0%		15.3%	15.7%	16.5%	16.5%

Adj. EBIT(a)	$104	$129 (b)	$136	(b)(c)	$156	(c)	$171	$190	$229	$239	13.3%
% Margin	5.8%	7.2%	7.6%		8.5%		9.0%	9.6%	10.9%	11.2%

Capital Expenditures	$(101)	$(95)	$(98)		$(110)		$(118)	$(85)	$(77)	$(77)

Reduction in Working Capital	$17	$1	$9	(d)	$17	(d)	$8	$13	$21	$8

Source:      Management Projections dated July 5, 2004.

(a)          Adjusted for impairment of long-lived assets, pre-opening expense, theatre closure expense, special executive compensation, and stock-based compensation, and subtracting disposition of assets.

(b)         Adjusted for costs related to merger discussions with Loews.

(c)          Adjusted for costs related to advisory services.

(d)         Adjusted for $15mm non-recurring change in accounts payable.

Projections

The Company’s management provided projections dated May 11, 2004 (the “May Projections”) and provided updated projections dated July 5, 2004 (the “July Projections”). Actual results for the latest twelve months ended 7/1/04 are shown in blue but are not yet publicly available.

	LTM 7/1/04		Fiscal Year Ending					CAGR
			3/31/05	3/30/06	3/29/07	4/3/08	4/2/09	2005E -2009E
Revenues
May Projections	$1,829		$1,848	$1,896	$1,981	$2,107	$2,150	3.8%
% Growth			3.7%	2.6%	4.5%	6.3%	2.1%
July Projections	$1,798		$1,840	$1,885	$1,970	$2,094	$2,135	3.8%
% Growth			3.2%	2.5%	4.5%	6.3%	2.0%

Adj. EBITDAR(a)
May Projections	$589	(b)(c)	$602 (c)	$623	$654	$700	$718	4.5%
% Margin	32.2%		32.6%	32.8%	33.0%	33.2%	33.4%
July Projections	$583	(b)(c)	$606 (c)	$625	$658	$704	$721	4.4%
% Margin	32.4%		33.0%	33.2%	33.4%	33.6%	33.8%

Adj. EBITDA(a)
May Projections	$272	(b)(c)	$275 (c)	$289	$309	$344	$353	6.4%
% Margin	14.9%		14.9%	15.3%	15.6%	16.3%	16.4%
July Projections	$264	(b)(c)	$277 (c)	$288	$310	$346	$353	6.3%
% Margin	14.7%		15.0%	15.3%	15.7%	16.5%	16.5%

Adj. EBIT(a)
May Projections	$145	(b)(c)	$155 (c)	$172	$189	$226	$237	11.2%
% Margin	7.9%		8.4%	9.1%	9.5%	10.7%	11.0%
July Projections	$136	(b)(c)	$156 (c)	$171	$190	$229	$239	11.3%
% Margin	7.6%		8.5%	9.0%	9.6%	10.9%	11.2%

									Cumulative Capex
Capital Expenditures
May Projections	$(98)		$(110)		$(114)	$(82)	$(84)	$(80)	$(567)
July Projections	(98)		(110)		(118)	(85)	(77)	(77)	$(564)

Reduction in Working Capital
May Projections	n.a.		$10		$10	$14	$20	$8
July Projections	$9	(d)	17	(d)	8	13	21	8

(a)          Adjusted for impairment of long-lived assets, pre-opening expense, theatre closure expense, special executive compensation, and stock-based compensation, and subtracting disposition of assets.

(b)         Adjusted for costs related to merger discussions with Loews.

(c)          Adjusted for costs related to advisory services.

(d)         Adjusted for $15 million non-recurring change in accounts payable.

IV  Valuation

Summary Valuation

[CHART]

Methodology	Comparable Companies Analysis	Precedent Transactions Analysis	Discounted Cash Flow Analysis	Leveraged Buyout Analysis

Observation	EBITDAR: LTM 7.3x-8.2x; CY04E 7.5x-8.0x; CY05E 7.2x-7.5x	5.2x – 7.5x LTM EBITDA Through 4/1/04	WACC: 9.5% – 11.5% Exit: 5.5x – 7.5x	Target IRR: 17.5%-25% Exit multiple: 6.0x – 8.0x
EBITDA: LTM 6.9x-8.3x; CY04E 7.2x-8.0x; CY05E 6.9x-7.2x

Note:                   Precedent Transactions and Leveraged Buyout Analyses assume payment of one-time change of control payment-in-kind dividend (the “PIK Dividend”) in accordance with Section 2(a)(5) of the Certificate of Designations.  Comparable Companies Analysis based on IBES estimates and balance sheet figures as of 04/01/04; Precedent Transactions Analysis based on LTM through 04/01/04 adjusted for costs related to merger discussions with Loews.  For the Precedent Transactions Analysis with LTM through 7/1/04, the range would be $11.21 - $18.31.  Discounted Cash Flow and Leveraged Buyout Analyses based on July Projections and balance sheet figures as of 09/30/04.

Analysis at Various Prices – Proposed Change of Control Transaction (at 9/30/2004)

($ in millions)

Stock Price	$18.00	$19.00	$19.50	$20.00	$21.00
Premium / (Discount) % to Current	23.7%	30.6%	34.0%	37.5%	44.3%

Shares Outstanding
Class A (non-Apollo, non-Sandler)	32.9	32.9	32.9	33.0	33.0
Class A held by Apollo and Sandler	2.1	2.1	2.1	2.1	2.1
Class B	3.1	3.1	3.1	3.1	3.1
Underlying common from preferred (Apollo)	44.6	44.6	44.6	44.6	44.6
Underlying common from preferred (Sandler)	2.8	2.8	2.8	2.8	2.8
Total Shares Outstanding	85.4	85.4	85.5	85.5	85.5

Equity Value
Class A (non-Apollo, non-Sandler)	$591.6	$625.5	$642.5	$659.5	$693.5
Class A held by Apollo and Sandler	37.0	39.0	40.0	41.1	43.1
Class B	54.9	58.0	59.5	61.0	64.1
Series A Preferred(a)	853.3	900.8	924.5	948.2	995.6
Total Equity Value	$1,536.8	$1,623.2	$1,666.5	$1,709.7	$1,796.3

Add: Debt	$746.5	$746.5	$746.5	$746.5	$746.5
Less: Cash(b)	360.5	360.5	360.5	360.5	360.5

Enterprise Value	$1,922.8	$2,009.2	$2,052.5	$2,095.8	$2,182.3

Note:  Assumes and represents payment of PIK Dividend in accordance with Section 2(a)(5) of the Certificate of Designations.  Debt and cash as of 9/30/04.

(a)          Cash dividends for period between 4/19/04 and 9/30/04 are not included because company projections have adjusted cash balance.

(b)         Cash as of 9/30/2004 after payment of cash dividends for period between April 19, 2004 and September 30, 2004.

Stock Price	$18.00	$19.00	$19.50	$20.00	$21.00
Enterprise Value	$1,922.8	$2,009.2	$2,052.5	$2,095.8	$2,182.3

Fiscal Year

	Company		IBES											Precedent Transactions
	Projections		Projections											Cinemark		Loews		Median
Revenue
FY 2004A (=LTM 4/1/04)	$1,783			1.08	x	1.13	x	1.15	x	1.18	x	1.22	x	1.57	x	1.58	x	1.57	x
FY 2005E	1,840		$1,871	1.05		1.09		1.12		1.14		1.19
FY 2006E	1,885		1,944	1.02		1.07		1.09		1.11		1.16

EBITDAR(a)
FY 2004A (=LTM 4/1/04)	$567	(b)	$562	7.8	x	8.0	x	8.0	x	8.1	x	8.3	x	7.6	x	n.a.		7.0	x
FY 2005E	606		595	7.5		7.7		7.7		7.8		7.9
FY 2006E	625		620	7.4		7.5		7.6		7.7		7.8

EBITDA
FY 2004A (=LTM 4/1/04)	$253	(b)	$248	7.6	x	7.9	x	8.1	x	8.3	x	8.6	x	7.3	x	7.5	x	6.5	x
FY 2005E	277		263	6.9		7.3		7.4		7.6		7.9
FY 2006E	288		275	6.7		7.0		7.1		7.3		7.6

Calendar Year

	Company		IBES											Current trading multiples
	Projections		Projections												Regal		Carmike		Median		AMC
Revenue
LTM (4/1/04)	$1,783			1.08	x	1.13	x	1.15	x	1.18	x	1.22	x	LTM (3/31/04)	1.76	x	1.42	x	1.59	x	0.89	x
CY 2004E	1,826		$1,849	1.05		1.10		1.12		1.15		1.20		CY 2004E	1.72		1.41		1.56		0.86
CY 2005E	1,874		1,926	1.03		1.07		1.10		1.12		1.16		CY 2005E	1.60		1.35		1.47		0.82

EBITDAR(a)
LTM (4/1/04)	$567	(b)		7.9	x	8.0	x	8.1	x	8.2	x	8.3	x	LTM (3/31/04)	8.2	x	7.3	x	7.7	x	7.3	x
CY 2004E	597		$588	7.6		7.7		7.8		7.9		8.0		CY 2004E	8.0		7.5		7.7		7.2
CY 2005E	621		614	7.4		7.6		7.6		7.7		7.8		CY 2005E	7.5		7.2		7.4		7.0

EBITDA
LTM (4/1/04)	$253	(b)		7.6		7.9		8.1		8.3		8.6		LTM (3/31/04)	8.3	x	6.9	x	7.6	x	6.4	x
CY 2004E	271		$259	7.1		7.4		7.6		7.7		8.1		CY 2004E	8.0		7.2		7.6		6.1
CY 2005E	285		272	6.7		7.0		7.2		7.3		7.7		CY 2005E	7.2		6.9		7.0		5.8

Note:  Assumes and represents payment of the PIK Dividend in accordance with Section 2(a)(5) of the Certificate of Designations.  Debt and cash as of 9/30/2004.

(a)          EBITDAR multiples are calculated by dividing adjusted enterprise value (enterprise value plus rents capitalized at 8x) by EBITDAR.

(b)         Adjusted for costs related to merger discussions with Loews.

Comparable Companies Analysis

($ in millions)

	Regal(a)	Carmike(b)	AMC(c)

Stock Price as of 07/16/04	$17.83	$36.23	$14.55
% of 52 Week High	76.5%	85.5%	86.5%
Equity Value	2,695	445	1,173
Enterprise Value	$4,410	$721	$1,587

							Median of Comparable Companies
Enterprise Value as a Multiple of:
Revenue
CY2003A	1.77	x	1.46	x	0.89	x	1.62	x
LTM	1.76		1.42		0.89		1.59
CY2004E	1.72		1.41		0.86		1.56
CY2005E	1.60		1.35		0.82		1.47

EBITDA
CY2003A	8.1	x	7.4	x	6.5	x	7.7	x
LTM	8.3		6.9		6.4		7.6
CY2004E	8.0		7.2		6.1		7.6
CY2005E	7.2		6.9		5.8		7.0

P/E
CY2003A	13.3	x	10.6	x	n.m.		11.9	x
CY2004E	14.3		10.6		n.m.		12.4
CY2005E	12.6		8.4		24.7	x	10.5

Adjusted Enterprise Value:
CY2003A	$6,638		$1,113		$4,088
LTM	6,683		1,113		4,120
CY2004E	6,715		1,129		4,214
CY2005E	6,849		1,145		4,323

Adjusted Enterprise Value as a Multiple of:
EBITDAR
CY2003A	8.1	x	7.6	x	7.3	x	7.8	x
LTM	8.2		7.3		7.3		7.7
CY2004E	8.0		7.5		7.2		7.7
CY2005E	7.5		7.2		7.0		7.4

(a)   LTM through 3/31/04.  Multiples based on research dated June 28, 2004, and IBES estimates for EPS.

(b)   LTM through 3/31/04.  Multiples based on research dated February 2, 2004, and IBES estimates for EPS.

(c)   LTM through 4/01/04.  Multiples based on IBES estimates.  Does not assume or represent payment of one-time change of control PIK Dividend.

Margin Comparison

	Calendar Year
	2001	2002	2003	2004	2005
EBITDAR Margin
AMC(a)	29.7%	29.8%	31.3%	32.7%	33.1%
Regal Entertainment(b)	29.0%	30.9%	33.0%	32.6%	33.1%
Carmike(c)	n.a.	29.4%	29.8%	29.5%	29.6%

EBITDA Margin
AMC(a)	11.9%	12.8%	13.9%	14.8%	15.2%
Regal Entertainment(b)	13.8%	20.7%	21.9%	21.4%	22.1%
Carmike(c)	16.3%	22.9%	19.8%	19.5%	19.7%

EBIT Margin
AMC(a)	4.2%	5.6%	6.9%	8.2%	8.9%
Regal Entertainment(b)	6.2%	14.4%	15.5%	14.5%	15.3%
Carmike(c)	7.1%	15.6%	13.4%	12.9%	13.5%

(a)  Based on the July Projections.

(b)  Based on corporate filings and research dated June 28, 2004.

(c)  Based on corporate filings and research dated February 2, 2004.

Commentary on Comparable Companies

•                  Regal Cinemas

•                  Market leader based on screen count

•                  Highest market capitalization and largest float of comparable companies

•                  Highest EBITDA margins in the industry

•                  Strong balance sheet

•                  Philip Anschutz and Oaktree Capital own nearly 65% of the shares and approximately 95% of the voting rights

•                  Carmike Cinemas

•                  High free cash flow conversion from EBITDAR

•                  Focus on small markets – limited competition

•                  Limited free float

•                  Balance sheet restructuring reduced leverage and cut borrowing costs

Precedent Transactions Analysis

($ in millions)

COMPARABLE TRANSACTIONS

ANN.			TRANS.	TRANSACTION VALUE/LTM				ADJUSTED TRANS. VALUE/
DATE	ACQUIROR	TARGET	VALUE ($M)	SALES		EBITDA		EBITDAR

Jun-04	Bain, Carlyle, and Spectrum	Loews Cineplex Entertainment	$1,466	1.58	x	7.5	x(a)	NA
Mar-04	Madison Dearborn	Cinemark	1,500	1.57		7.3	(b)	7.6
Feb-03	Regal Entertainment Group	Hoyts Cinemas	223	1.10		5.2		6.4
Apr-02	Loews Cineplex Entertainment	Star Theatres (c)	138	2.93		NA		NA
Mar-02	AMC Entertainment	Gulf States	45	1.13		5.6		NA

			High	2.93	x	7.5	x	7.6	x
			Average	1.66		6.4		7.0
			Median	1.57		6.5		7.0
			Low	1.10		5.2		6.4

OTHER TRANSACTIONS

ANN.			TRANS.		TRANSACTION VALUE/LTM			ADJUSTED TRANS. VALUE/
DATE	ACQUIROR	TARGET	VALUE ($M)		SALES	EBITDA		EBITDAR

Mar-03	WestLB and Robert Tchenguiz	Odeon Ltd	691		2.03	9.2		NA
Jun-02	Loews Cineplex Entertainment	Cinemex	285		2.07	6.6		NA
Dec-01	AMC Entertainment	General Cinemas Cos	169	(d)	0.57	4.2	(e)	NA
Feb-01	Onex and Oaktree	Loews Cineplex Entertainment	884		1.01	4.7	(f)	5.9
Feb-00	Cinven	Rank Group plc-Odeon Cinemas	447		1.96	NA		NA

(a)   Financial statement data for March 2004 derived from preliminary offering circular for Loews dated July 12, 2004.

(b)   At a transaction value of $1,561 million, the sales, EBITDA, and EBITDAR multiples are 1.63x, 7.6x and 7.8x, respectively.

(c)   Loews acquired the 50% of Star that it did not already own.

(d)   Transaction announced at $175-$195 million.  According to AMC, transaction completed at $168.9 million.

(e)   Research valued the transaction at 4.5-5.0x EBITDA based on EBITDA of $40m excluding bankruptcy costs, and costs associated with AMC’s closure of unprofitable theaters, G&A savings, and lease buyouts.  EBITDA multiple shown based on AMC estimates of $34.5m EBITDA and $6.1m of adjustments for lease buyouts.

(f)    Based on “Attributable EBITDA” as reported in public filings.

Discounted Cash Flow Analysis at 9/30/04

($ in millions)

			2H	Projected Fiscal Year
	2003	2004	2005E	2006E	2007E	2008E

Revenue	$1,785.1	$1,782.8	$875.8	$1,885.1	$1,970.3	$2,093.8
Growth	—	(0.1)%		2.5%	4.5%	6.3%
EBITDAR	531.3	567.2	287.8	625.3	658.0	703.9
Margin	29.8%	31.8%	32.9%	33.2%	33.4%	33.6%
Adj. EBITDA	230.9	253.1	123.4	288.0	310.1	345.7
Margin	12.9%	14.2%	14.1%	15.3%	15.7%	16.5%
EBIT	103.9	128.6	63.9	170.6	190.0	228.9
Margin	5.8%	7.2%	7.3%	9.0%	9.6%	10.9%
Less: Taxes at 41% of EBIT	$43	$53	$26	$70	$78	$94
Unlevered Net Income	$61	$76	$38	$101	$112	$135

Depreciation and Amortization	127.0	124.6	59.5	117.5	120.1	116.8
Neg. Change in Working Capital	16.7	1.0	32.1	8.0	12.7	20.7
% Change in Revenues		(45.8)%		0.8%	14.9%	16.7%
Capital Expenditures	(100.9)	(95.0)	(57.6)	(117.9)	(84.6)	(76.9)
% of Revenues	(5.7)%	(5.3)%	(6.6)%	(6.3)%	(4.3)%	(3.7)%
Free Cash Flow	$104	$106	$72	$108	$160	$196
Growth	—	2.3%		50.8%	48.2%	22.0%

		Present Value of Terminal Value at						Enterprise Value at
Discount	NPV of Free	Various Multiples of EBITDA					PV of	Various Multiples of EBITDA
Rate	Cash Flow	5.5x	6.0x	6.5x	7.0x	7.5x	NOL’s	5.5x	6.0x	6.5x	7.0x	7.5x

9.5%	$433		$1,384	$1,510	$1,635	$1,761	$1,887		$14		$1,831	$1,957	$2,083	$2,209	$2,334
10.5%	424	+	1,340	1,462	1,584	1,706	1,828	+	14	=	1,779	1,901	2,022	2,144	2,266
11.5%	416		1,299	1,417	1,535	1,653	1,771		14		1,728	1,846	1,964	2,083	2,201

	Less:	Equity Value at					Implied Share Price at
Discount	Net	Various Multiples of EBITDA					Various Multiples of EBITDA
Rate	Debt	5.5x	6.0x	6.5x	7.0x	7.5x	5.5x	6.0x	6.5x	7.0x	7.5x

9.5%	$416		$1,415	$1,541	$1,667	$1,792	$1,918	$17.56	$19.12	$20.68	$22.24	$23.80
10.5%	416	=	1,363	1,484	1,606	1,728	1,850	16.91	18.42	19.93	21.45	22.96
11.5%	416		1,312	1,430	1,548	1,666	1,784	16.28	17.75	19.21	20.68	22.14

Note:  Excludes sale/leaseback cash flows.  Net debt as of September 30, 2004, and includes present value of cash dividends for period between September 30, 2004 and April 19, 2006 discounted at 7%. Does not assume or represent payment of one-time change of control PIK Dividend.

Leveraged Buyout Analysis

($ in millions)

Sources of Funds	$	Rate	% of Total	Uses of Funds	$
Senior Unsecured Floating Rate Debt	$305.0	5.6%	14.1%	Purchase of Equity	$1,666.5
Senior Unsecured Fixed Rate Debt	150.0	7.875%	6.9%	AMC Debt	411.0
Holdco Debt	170.0	11.0%	7.9%	Fees and Expenses
Financing Lease Obligations	40.7	12.0%	1.9%	Sponsor Transaction Fee	20.0
Capital Lease Obligations	19.2	11.0%	0.9%
Sub. Debt 2011	213.8	9.5%	9.9%
Sub. Debt 2012	172.6	9.875%	8.0%
Sub. Debt 2014	300.0	8.0%	13.9%
New Equity	791.1		36.6%
Total	$2,162.5		100.0%	Total	$2,162.5

	Projected for Year End March
Leverage / Coverage Ratios	2005		2006		2007		2008		2009
Senior Unsecured and Holdco Debt / EBITDA	2.3	x	2.3	x	2.2	x	2.1	x	2.1	x
Total Debt / EBITDA	5.0		3.2		3.0		2.7		2.6
Total Debt/Total Capitalization	64.2%		65.1%		66.0%		67.1%		68.3%

EBITDA / Interest	2.5		2.8		3.0		3.3		3.3
EBIT / Interest	1.3		1.7		1.8		2.2		2.2
EBITDA - CapEx / Interest	1.4		1.7		2.2		2.5		2.6

Acquisition Information
Purchase Price Per Share	$19.50
Premium to Current	34.0%
FD Shares Out	85.5

Offer for Total Equity	$1,666.5
AMC Debt	746.5
Cash Kept in Cash Balance	25.0
AMC Cash	(360.5)
Total	$2,077.5

Purchase Price Multiples (buyer)
2004 Sales	1.21	x
2004 EBITDA	8.5
Selling Price Multiples (seller)
2004 Sales	1.15	x
2004 EBITDA	8.1

Debt Capacity Assumptions
Max. Lev. on Senior Debt	2.47	x
Max. Total Lev. (Incl. Sub Debt)	5.42
Total Debt/Total Capitalization	63.4%
Equity/Total Capitalization	36.6%

IRR to Investor				Implied Forward
at EBITDA	Exit Year			P/E Exit	Exit Year
Exit of	2008	2009	2010	Multiple	2008		2009		2010

6.0x	6.3%	8.0%	10.5%	6.0x EBITDA	12.3	x	12.0	x	11.8	x
7.0x	15.5%	14.5%	15.3%	7.0x EBITDA	16.6	x	15.8	x	15.0	x
7.5x	19.4%	17.3%	17.3%	7.5x EBITDA	18.7	x	17.7	x	16.6	x
8.0x	23.1%	19.9%	19.3%	8.0x EBITDA	20.9	x	19.5	x	18.1	x

Return to Investor: exit in 2009	$16.00	$16.50	$16.70	$17.00	$17.50	$18.00	$18.50	$19.00	$19.50	$20.40	$20.50
EBITDA Exit Multiple of
6.0x	19.8%	17.7%	16.8%	15.7%	13.9%	12.3%	10.7%	9.3%	8.0%	5.9%	5.6%
6.5	23.6%	21.4%	20.6%	19.4%	17.5%	15.8%	14.2%	12.8%	11.4%	9.2%	9.0%
7.0	27.1%	24.8%	23.9%	22.7%	20.8%	19.0%	17.4%	15.9%	14.5%	12.2%	12.0%
7.5	30.2%	27.9%	27.0%	25.7%	23.8%	22.0%	20.3%	18.7%	17.3%	14.9%	14.7%
8.0	33.2%	30.7%	29.8%	28.5%	26.5%	24.7%	23.0%	21.4%	19.9%	17.5%	17.2%

Note:  Returns calculated after management share of equity of 5% upon exit.  Assumes and represents payment of the PIK Dividend in accordance with Section 2(a)(5) of the Certificate of Designations.

Premiums Paid Analysis

	Low	Median	High

Acquisition Price as:

% Premium to One Day Prior	(3.6)%	24.6%	83.1%
% Premium to One Week Prior	(6.3)%	26.8%	79.5%
% Premium to Four Weeks Prior	(16.9)%	29.2%	131.1%

Implied AMC price - current(a)

July 16, 2004	$14.03	$18.13	$26.64
One Week Prior	13.64	18.47	26.13
Four Weeks Prior	12.74	19.79	35.41

Note:  Premiums paid analysis represents financial buyer as acquirer of US target in deals over $250 million since 1999.  Excludes banks, real estate, and minority squeeze-outs.

(a)  Based on the closing stock prices 7/16/04, one week and four weeks prior to 7/16/04 of $14.55, $14.56, and $15.32, respectively.

V                                       Other Considerations

Incremental Cost of “Change of Control” PIK Dividend Over Cash Dividends

($ in millions)

Stock Price	$14.55	$18.00	$19.00	$19.50	$20.00	$21.00
Premium/ (Discount) % to Current		23.7%	30.6%	34.0%	37.5%	44.3%

Accreted Preferred Value	$305.6	$305.6	$305.6	$305.6	$305.6	$305.6
Conversion price	$7.15	$7.15	$7.15	$7.15	$7.15	$7.15
Underlying Common Shares	42.7	42.7	42.7	42.7	42.7	42.7

Stock price	$14.55	$18.00	$19.00	$19.50	$20.00	$21.00
Value of Shares Held by Preferred Holders	$621.8	$769.2	$812.0	$833.3	$854.7	$897.4
Cash dividends 4/19/04 - 9/30/04	$9.3	$9.3	$9.3	$9.3	$9.3	$9.3
Value to preferred holders at 9/30/04	$631.1	$778.5	$821.2	$842.6	$864.0	$906.7

Change of Control

Present Value of Cash Dividends 9/30/04 - 4/19/06 (a)	$30.2	$30.2	$30.2	$30.2	$30.2	$30.2

9/30 Value + Cash Dividends	$661.2	$808.7	$851.4	$872.8	$894.1	$936.9

No Change of Control

Additional shares from “Change of Control” PIK Dividend		4.7	4.7	4.7	4.7	4.7
Stock price		$18.00	$19.00	$19.50	$20.00	$21.00
Value of “Change of Control” PIK Dividend		$84.1	$88.8	$91.1	$93.5	$98.1

9/30 Value + “Change of Control” PIK Dividend		$862.6	$910.0	$933.7	$957.4	$1,004.8

Incremental Cost		$54.0	$58.6	$61.0	$63.3	$68.0

(a)  Discount rate of 7%.

Summary of Proposed Transaction Economic Impact to All Shareholders

($ in millions)

PROPOSED HAS/GETS

		Common (All holders)		Series A Preferred		Class B
	Total	(Cost) / Benefit		(Cost) / Benefit		(Cost) / Benefit
	Value	3-Year PIK	CoC PIK	3-Year PIK	CoC PIK	3-Year PIK	CoC PIK
TRANSACTION AT $19.50/SHARE

Current number of shares		34.8	34.8	42.7	42.7	3.1	3.1
Current share price	$14.55
Additional options		0.0	0.2

Current Equity Value ($mm)(a)		$506.3	$506.3	$651.9	$651.9	$44.4	$44.4
Value of cash dividends from April 19, 2004 to September 30, 2004		0.0	0.0	9.3	9.3	0.0	0.0
Value of additional options in-the-money at $19.50 per share		0.0	3.0	0.0	0.0	0.0	0.0
Current Equity Value Including Options ($ mm)		$506.3	$509.3	$661.2	$661.2	$44.4	$44.4

IMPACT OF PIK DIVIDEND

Incremental value to Series A Preferred of PIK Dividend vs cash		$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

TRANSACTION TERMS VALUE IMPACT

Premium	$399.9
Premium on shares		$0.0	$172.2	$0.0	$211.5	$0.0	$15.1
Premium on options		0.0	1.0	0.0	0.0	0.0	0.0
Total premium		$0.0	$173.3	$0.0	$211.5	$0.0	$15.1

Total Net Transaction Effect		$506.3	$682.5	$661.2	$933.7	$44.4	$59.5
% to Current Equity Value Including Options		0.0%	34.0%	0.0%	41.2%	0.0%	34.0%

(a)  Includes cash dividends for period between September 30, 2004 and April 19, 2006 on a present value basis discounted at 7%.

Analysis at Various Prices – Status Quo (at 9/30/2004)

($ in millions)

If the proposed transaction or a similar transaction were to be consummated after April 19, 2006, the one-time change of control PIK Dividend, as opposed to cash dividends, would not need to be paid.  The value per share implied by the proposed transaction, all other things being equal, would be $20.24(a) if the PIK Dividend did not have to be paid.

Stock Price	$14.55	$17.00	$18.00	$19.00	$19.50	$20.00	$20.24
Premium / (Discount) % to Current	0.0%	16.8%	23.7%	30.6%	34.0%	37.5%	39.1%

Shares Outstanding
Class A (non-Apollo, non-Sandler)	32.7	32.8	32.9	32.9	32.9	33.0	33.0
Class A held by Apollo and Sandler	2.1	2.1	2.1	2.1	2.1	2.1	2.1
Class B	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Underlying common from preferred (Apollo)	40.2	40.2	40.2	40.2	40.2	40.2	40.2
Underlying common from preferred (Sandler)	2.5	2.5	2.5	2.5	2.5	2.5	2.5
Total Shares Outstanding	80.6	80.7	80.7	80.8	80.8	80.8	80.8

Equity Value
Class A (non-Apollo, non-Sandler)	$476.4	$558.0	$591.6	$625.5	$642.5	$659.5	$667.8
Class A held by Apollo and Sandler	29.9	34.9	37.0	39.0	40.0	41.1	41.6
Class B	44.4	51.9	54.9	58.0	59.5	61.0	61.8
Series A Preferred(b)	651.9	756.6	799.4	842.1	863.5	884.9	895.3
Total Equity Value	$1,202.7	$1,401.4	$1,482.9	$1,564.6	$1,605.5	$1,646.4	$1,666.5

Add: Debt	$746.5	$746.5	$746.5	$746.5	$746.5	$746.5	$746.5
Less: Cash(c)	360.5	360.5	360.5	360.5	360.5	360.5	360.5

Enterprise Value	$1,588.7	$1,787.4	$1,868.9	$1,950.6	$1,991.5	$2,032.4	$2,052.5

Note:  Represents payment of PIK dividends from April 19, 2001 to April 19, 2004, payment of cash dividends thereafter, and debt and cash at 9/30/2004.

(a)          Assumes additional $61.0 million available and takes into consideration additional dilution resulting from options.

(b)         Includes cash dividends for period between September 30, 2004 and April 19, 2006 on a present value basis discounted at 7%.  Cash dividends for period between 4/19/04 and 9/30/04 are not included because company projections have adjusted cash balance.

(c)          Cash as of 9/30/2004 after payment of cash dividends for period between April 19, 2004 and September 30, 2004.

Stock Price			$14.55	$17.00	$18.00	$19.00	$19.50	$20.00	$20.24
Enterprise Value			$1,588.7	$1,787.4	$1,868.9	$1,950.6	$1,991.5	$2,032.4	$2,052.5

Fiscal Year

	Company	IBES
	Projections	Projections
Revenue
FY 2004A (=LTM 4/1/04)	$1,783			0.89	x	1.00	x	1.05	x	1.09	x	1.12	x	1.14	x	1.15	x
FY 2005E	1,840		$1,871	0.86		0.97		1.02		1.06		1.08		1.10		1.12
FY 2006E	1,885		1,944	0.84		0.95		0.99		1.03		1.06		1.08		1.09

EBITDAR(a)
FY 2004A (=LTM 4/1/04)	$567	(b)	$562	7.2	x	7.6	x	7.7	x	7.9	x	7.9	x	8.0	x	8.0	x
FY 2005E	606		595	7.0		7.3		7.4		7.6		7.6		7.7		7.7
FY 2006E	625		620	6.9		7.2		7.3		7.4		7.5		7.6		7.6

EBITDA
FY 2004A (=LTM 4/1/04)	$253	(b)	$248	6.3	x	7.1	x	7.4	x	7.7	x	7.9	x	8.0	x	8.1	x
FY 2005E	277		263	5.7		6.5		6.8		7.0		7.2		7.3		7.4
FY 2006E	288		275	5.5		6.2		6.5		6.8		6.9		7.1		7.1

Calendar Year

	Company		IBES															Current trading multiples
	Projections		Projections																Regal		Carmike		Median		AMC
Revenue
LTM (4/1/04)	$1,783			0.89	x	1.00	x	1.05	x	1.09	x	1.12	x	1.14	x	1.15	x	LTM (3/31/04)	1.76	x	1.42	x	1.59	x	0.89	x
CY 2004E	1,826		$1,849	0.87		0.98		1.02		1.07		1.09		1.11		1.12		CY 2004E	1.72		1.41		1.56		0.86
CY 2005E	1,874		1,926	0.85		0.95		1.00		1.04		1.06		1.08		1.10		CY 2005E	1.60		1.35		1.47		0.82

EBITDAR(a)
LTM (4/1/04)	$567	(b)		7.3	x	7.7	x	7.8	x	7.9	x	8.0	x	8.1	x	8.1	x	LTM (3/31/04)	8.2	x	7.3	x	7.7	x	7.3	x
CY 2004E	597		$588	7.0		7.4		7.5		7.6		7.7		7.8		7.8		CY 2004E	8.0		7.5		7.7		7.2
CY 2005E	621		614	6.9		7.2		7.3		7.5		7.5		7.6		7.6		CY 2005E	7.5		7.2		7.4		7.0

EBITDA
LTM (4/1/04)	$253	(b)		6.3	x	7.1	x	7.4	x	7.7	x	7.9	x	8.0	x	8.1	x	LTM (3/31/04)	8.3	x	6.9	x	7.6	x	6.4	x
CY 2004E	271		$259	5.9		6.6		6.9		7.2		7.4		7.5		7.6		CY 2004E	8.0		7.2		7.6		6.1
CY 2005E	285		272	5.6		6.3		6.6		6.8		7.0		7.1		7.2		CY 2005E	7.2		6.9		7.0		5.8

Note:  Represents payment of PIK dividends from April 19, 2001 to April 19, 2004, payment of cash dividends thereafter, and debt and cash at 9/30/2004.

(a)  EBITDAR multiples are calculated by dividing adjusted enterprise value (enterprise value plus rents capitalized at 8x) by EBITDAR.

(b)  Adjusted for costs related to merger discussions with Loews.

Appendix

Weighted Average Cost of Capital

($ in millions)

($ in millions, except per share data)

Company	Levered Beta (a)	Unlevered Beta (a)	Net Debt/Mkt. Cap. Ratio(c)	Net Debt Book(c)	Market Equity Value

AMC Entertainment	0.96	0.80	25.5%	$414	$1,211
Regal Entertainment	0.99	0.72	38.9%	1,714	2,695
Carmike Cinemas	0.75	0.55	38.3%	276	445

Blockbuster	0.96	0.96	0.8%	$22	2,604
Hollywood Entertainment	1.20	1.00	24.9%	281	849
Electronics Boutique	1.02	1.12	(16.7)%	(82)	576

Mean:	1.03	0.92	15%
Median:	0.99	0.88	25%

Assumptions
Marginal Tax Rate	41.0%
Risk Free Rate of Return (d)	4.4%
Equity Risk Premium (e)	7.2%
Size Premium (e)	0.9%

	Pre-Tax/After-Tax Cost of Debt
Cost of Debt - P/T	7.00%	8.00%	9.00%	10.00%	11.00%
Cost of Debt - A/T	4.13%	4.72%	5.31%	5.90%	6.49%

Industry

Net Debt/ Cap.	Net Debt/ Equity	Median Unlevered Beta	Levering Factor (f)	Levered Beta	Cost of Equity (g)	Weighted Average Cost of Capital(h)
0.0%	0.0%	0.88	1.00	0.88	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%
12.5%	14.3%	0.88	1.08	0.95	12.1%	11.1%	11.2%	11.3%	11.3%	11.4%
25.0%	33.3%	0.88	1.20	1.05	12.8%	10.6%	10.8%	10.9%	11.1%	11.2%
37.5%	60.0%	0.88	1.35	1.19	13.8%	10.2%	10.4%	10.6%	10.8%	11.1%
50.0%	100.0%	0.88	1.59	1.39	15.3%	9.7%	10.0%	10.3%	10.6%	10.9%

(a)          Predicted betas as of July 16, 2004 per BARRA.

(b)         Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)].

(c)          Total debt as of latest balance sheet.  Includes short term and long term debt.

(d)         10-Year Treasury Bond Yield as of July 16, 2004.

(e)          Represents the long-horizon expected equity risk premium based on simple differences of historical arithmetic mean returns as per Ibbotson; Mid-Cap size premium as per Ibbotson.

(f)            Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(g)         Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium).

(h)         Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.).

Discounted Stock Price Analysis
($ in millions)

Illustrative calculation

2009E EBITDA	$353.0
EXIT EBITDA Multiple	7.0	x
2009E Implied Firm Value	$2,471.2
2009E Net Debt	(39.3)
2009E Implied Equity Value	$2,510.4
Investment Period	4.5
Target Return	14%
Equity Value as of 09/30/04	$1,392.1
Number of Shares	80.6
Implied Share Price	$17.27

Implied share price at various exit multiples and different expected returns

	Target returns
	9.0%	11.5%	14.0%	16.5%	19.0%	21.5%
Exit Multiple (2009)

6.0x	$18.16	$16.40	$14.84	$13.46	$12.23	$11.14
6.5	19.64	17.74	16.05	14.56	13.23	12.05
7.0	21.13	19.08	17.27	15.66	14.23	12.96
7.5	22.61	20.42	18.48	16.76	15.23	13.87
8.0	24.10	21.76	19.70	17.86	16.24	14.79

Note: Based on management projections.

Premiums Paid Analysis
($ in millions)

Financial buyer as acquirer of US targets >$250m since 1999; excludes Banks, Real Estate, and minority squeeze-outs.

			Premium to Trading Price:
Acquiror/Target	Announced	Value	28 Day	7 Day	1 Day
Kohlberg Kravis Roberts & Co PanAmSat Corp	4/20/2004	$4,282	14.7%	1.4%	5.0%
Leonard Green & Partners LP Hollywood Entertainment Corp	3/29/2004	921	24.8%	29.6%	30.8%
Welsh Carson Anderson & Stowe US Oncology Inc	3/22/2004	1,139	17.3%	20.3%	18.5%
Blackstone Group LP Extended Stay America Inc	3/5/2004	2,066	27.4%	26.3%	24.6%
Investor Group Plains Resources Inc	2/12/2004	482	11.9%	11.9%	10.9%
Rex Corner Holdings LLC Duane Reade Inc	12/23/2003	449	22.7%	24.7%	8.4%
Saguaro Utility Group LP UniSource Energy Corp	11/21/2003	2,875	32.3%	28.8%	30.0%
Investor Group Plains Resources Inc	11/20/2003	439	27.7%	26.4%	26.9%
Green Equity Investors IV LP FTD Inc	10/6/2003	424	(2.6)%	12.1%	2.2%
Investor Group Omega Protein Corp	9/3/2003	253	56.0%	61.3%	54.5%
Credit Suisse First Boston Jostens Inc	6/17/2003	1,048	50.0%	50.0%	50.0%
Amy Acquisition Corp AmeriPath Inc	12/9/2002	808	44.6%	26.3%	29.2%
Fidelio Acquisition Co LLC InterTrust Technologies Corp	11/12/2002	443	40.3%	29.6%	28.8%
Pharma Services Co Quintiles Transnational Corp	10/11/2002	1,721	48.0%	79.5%	83.1%
Kelso & Co, New York, New York BWAY Corp	10/1/2002	342	38.9%	44.9%	43.9%
Wyndcrest Holdings LLC Netro Corp	7/26/2002	257	82.0%	33.9%	37.9%
Investor Group Nortek Inc	4/13/2002	526	21.4%	28.9%	23.0%
Investor Group Herbalife International Inc	4/11/2002	718	37.5%	30.6%	26.8%
Harvest/AMI Holdings Inc Associated Materials Inc	3/17/2002	436	28.5%	(1.2)%	(1.2)%
Ironbridge Acquisition Corp Pitt-Des Moines Inc	2/1/2002	272	10.5%	8.5%	7.3%
Investor Group InSight Health Services Corp	7/2/2001	$256	9.1%	2.9%	1.7%
Investor Group Springs Industries Inc	2/20/2001	875	33.3%	22.7%	27.4%
Forstmann Little & Co Citadel Communications Corp	1/16/2001	1,995	131.1%	78.5%	48.6%
Court Square Capital Ltd Delco Remy International Inc	12/22/2000	653	34.5%	58.3%	74.7%
Investor Group Michael Foods Inc	12/22/2000	769	10.7%	11.5%	10.2%
Investor Group Shaw Industries Inc	10/20/2000	2,114	3.1%	4.5%	5.2%
Heartland Industrial Partners Simpson Industries Inc	9/29/2000	350	33.3%	26.8%	28.4%
Premier Construction Products Republic Group Inc	8/11/2000	412	58.3%	53.5%	16.9%
Investor Group MascoTech Inc	8/2/2000	935	57.2%	47.0%	47.0%
Investor Group Buffets Inc	6/5/2000	647	23.1%	27.4%	14.2%
Investor Group Mark IV Industries Inc	5/29/2000	2,175	1.7%	8.9%	8.9%
Investor Group Petco Animal Supplies Inc	5/17/2000	589	90.3%	70.0%	49.8%
Investor Group Veterinary Centers of America	3/31/2000	372	36.4%	9.6%	12.2%
Investor Group US Can Corp	3/23/2000	274	53.9%	31.2%	1.0%
Veronis Suhler & Asoc Commun Data Transmission Network Corp	3/6/2000	467	52.6%	16.6%	16.0%
Stone Acquisition Corp Dayton Superior Corp	1/18/2000	322	68.8%	54.3%	48.0%
Investor Group Jostens Inc	12/28/1999	951	37.4%	42.3%	37.9%
Investor Group Wilmar Industries Inc	12/23/1999	295	18.7%	27.0%	30.4%
Investor Group Micro Warehouse Inc	12/21/1999	680	47.6%	51.2%	24.6%
Investor Group Gleason Corp	12/9/1999	320	31.0%	26.9%	27.8%

			Premium to Trading Price:
Acquiror/Target	Announced	Value	28 Day	7 Day	1 Day
Investcorp Bank BSC Synthetic Industries Inc	11/5/1999	$531	20.0%	16.8%	13.6%
Fox Paine & Co LLC Watkins-Johnson Co	10/26/1999	319	24.6%	29.0%	30.0%
Investor Group MidAmerican Energy Holdings C	10/25/1999	9,488	21.1%	26.9%	28.6%
Willis Stein & Partners LP Aavid Thermal Technologies Inc	8/24/1999	264	28.7%	23.3%	29.1%
DLJ Merchant Bkg Partners II Merrill Corp	7/15/1999	385	47.3%	37.5%	25.3%
Investor Group Big Flower Holdings Inc	6/28/1999	945	18.1%	9.3%	12.0%
Kelso & Co, New York, New York Citation Corp	6/24/1999	307	26.5%	14.3%	18.3%
Investor Group Maxxim Medical Inc	6/14/1999	387	71.2%	38.2%	30.8%
Investor Group TNP Enterprises Inc	5/25/1999	1,024	37.5%	33.6%	25.9%
Kelso & Co, New York, New York Unilab Corp(Corning Inc)	5/25/1999	429	39.7%	15.6%	20.0%
Investor Group O’Sullivan Industries Holdings	5/18/1999	280	7.2%	(6.3)%	(3.6)%
Investor Group Cellular Commun of Puerto Rico	5/3/1999	868	7.3%	12.9%	24.2%
Investor Group Blount International Inc	4/19/1999	1,257	11.7%	8.1%	8.4%
Welsh Carson Anderson & Stowe BancTec Inc	4/5/1999	536	28.1%	33.9%	42.3%
Fremont Partners Juno Lighting Inc	3/26/1999	405	21.6%	19.8%	21.2%
Welsh Carson Anderson & Stowe Concentra Managed Care Inc	3/3/1999	1,164	58.2%	56.3%	42.0%
Evercore Capital Partners LP American Media Inc	2/16/1999	766	36.6%	21.7%	13.1%
Investor Group Winsloew Furniture Inc	1/14/1999	$275	35.6%	44.4%	37.6%
Investor Group St John Knits Inc	12/8/1998	514	15.4%	11.7%	13.5%
Investor Group Sbarro Inc	11/25/1998	386	22.8%	17.8%	18.1%
Stone Rivet Inc Envirotest Systems Corp	8/13/1998	535	(16.9)%	1.5%	15.0%
Investor Group Republic Engineered Steels	7/7/1998	418	45.0%	68.1%	56.8%
Investor Group Centennial Cellular Corp	7/2/1998	1,510	64.4%	69.4%	66.8%
JF Lehman & Co Special Devices Inc	6/22/1998	278	0.0%	1.9%	(2.5)%
Investcorp Bank BSC Harborside Healthcare Corp	4/15/1998	263	5.8%	22.7%	18.3%
DLJ Merchant Bkg Partners II Insilco Corp	3/24/1998	425	12.9%	11.1%	4.7%
Sombrero Acquisition Corp MTL Inc	2/11/1998	250	56.1%	38.5%	37.9%
Fountain View(Heritage) Summit Care Corp	2/9/1998	275	37.7%	31.3%	14.3%
Colony Capital LLC Harveys Casino Resorts	1/30/1998	428	37.6%	27.0%	27.7%
DLJ Merchant Bkg Partners II Thermadyne Holdings Corp	1/21/1998	790	18.5%	21.1%	19.5%
Investor Group Regal Cinemas Inc	1/20/1998	1,463	29.2%	10.7%	2.5%

Median			29.2%	26.8%	24.6%
Mean			32.9%	28.3%	25.1%
High			131.1%	79.5%	83.1%
Low			(16.9)%	(6.3)%	(3.6)%